 Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

CABOT OIL & GAS CORPORATION

Adopted August 5, 1994

Amended February 20, 1997

Amended May 3, 2001

Amended September 6, 2001

Amended May 2, 2007

Amended January 14, 2010

Amended February 17, 2012

Amended March 11, 2015

Amended July 27, 2016

Amended May 23, 2021

Last Amended June 17, 2021

INDEX OF AMENDED AND RESTATED BYLAWS

CABOT OIL & GAS CORPORATION

Section	Page

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AMENDED AND RESTATED

BYLAWS

OF

CABOT OIL & GAS CORPORATION

(THE “CORPORATION”)

Section 1 Certificate of Incorporation. The name, location of the principal office or place of business in Delaware, and the objects or purposes of the Corporation shall be as set forth in its Certificate of Incorporation. These Bylaws, the powers of the Corporation and of its directors and stockholders, and all matters concerning the management of the business and conduct of the affairs of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Certificate of Incorporation; and the Certificate of Incorporation is hereby made a part of these Bylaws. In these Bylaws, references to the Certificate of Incorporation mean the provisions of the Certificate of Incorporation (as that term is defined in the General Corporation Law of the State of Delaware (the “DGCL”)) of the Corporation as from time to time in effect, and references to these Bylaws or to any requirement or provision of applicable law mean these Bylaws or such requirement or provision of applicable law as from time to time in effect.

Section 2 Annual Meeting of Stockholders.

The annual meeting of stockholders shall be held at such date and time as the Board of Directors may designate. Purposes for which the annual meeting is to be held, in addition to those prescribed by applicable law, by the Certificate of Incorporation and by these Bylaws, may be specified by the chairman (the “Chairman”) of the board of directors of the Corporation (the “Board of Directors”), the chief executive officer of the Corporation (the “Chief Executive Officer”), the president of the Corporation (the “President”) or by the Board of Directors.

If the election of directors shall not be held on the day provided for by these Bylaws, the directors shall cause the election to be held as soon thereafter as convenient, and to that end, if the election of directors shall not be held at the annual meeting, a special meeting of the stockholders may be held in place of such omitted meeting or election, and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such cases all references in these Bylaws, except in this Section 2 and in Section 4 to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting. Any such special meeting shall be called, and the purposes thereof shall be specified in the call, as provided in Section 3.

Section 3 Special Meetings of Stockholders. A special meeting of the stockholders may be called at any time only by the Chairman, by the Chief Executive Officer, by the President or by the Board of Directors. Such call shall state the time, place and purposes of the meeting.

Section 4 Place of Stockholders’ Meetings. The annual election of directors, whether at the original or any adjourned session of the annual meeting of the stockholders or of a special meeting held in place thereof, shall be held at such place as the Board of Directors shall fix for each such meeting. Sessions of such meetings for any other purposes, and the original or any adjourned session of any other special meeting of the stockholders, shall be held at such place within or without the State of Delaware as shall be stated in the call or in the vote of adjournment, as the case may be. The Board of Directors may, in its sole discretion, determine that an annual meeting or special meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL.

Section 5 Notice of Stockholders’ Meetings, Business and Nominations.

A.       Notice of Meetings.

Except as may be otherwise required by applicable law, by the Certificate of Incorporation or by other provisions of these Bylaws, a written notice of each meeting of stockholders, stating the place, if any, day and hour thereof, the means of remote communication, if any, by which stockholders and holders of proxies for stockholders may participate in that meeting and be deemed present in person and vote at that meeting, and the purposes for which the meeting is called, shall be given, at least 10 days but no more than 60 days before the date of the meeting, to each stockholder entitled to vote thereat by leaving such notice with him or her or at his or her residence or usual place of business, by mailing it, postage prepaid, addressed to such stockholder at his or her address as it appears upon the books of the Corporation or by delivering it to such stockholder by a form of electronic transmission consented to by such stockholder, to the fullest extent permitted by applicable law. Such notice shall be given by the secretary of the Corporation (the “Secretary”) or an assistant secretary of the Corporation (an “Assistant Secretary”) or in case of their death, absence, incapacity or refusal, by some other officer or by a person designated by the Board of Directors.

B.       Annual Meetings of Stockholders.

(1)       Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors, (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 5 and on the record date for determination of stockholders entitled to vote at such meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 5 or (d) by an Eligible Stockholder (defined below) who meets the requirements of and complies with all of the procedures set forth in Section 5(E). Clauses (c) and (d) of the immediately preceding sentence shall be the exclusive means for a stockholder to submit business or proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice relating to the meeting given by or at the direction of the Board of Directors) before, or to make any nomination of a person or persons for election as a director of the Corporation at, an annual meeting of stockholders of the Corporation. Any business proposed to be brought before an annual meeting by a stockholder of the Corporation must be a proper matter for stockholder action and be properly introduced at such meeting.

(2)       For director nominations to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of Section 5(B)(1), in addition to any other applicable requirements, the stockholder must have given timely advance notice thereof in writing to the Secretary.

Any stockholder’s advance notice to the Secretary pursuant to Section 5(B)(2), (C) or (E) shall set forth (i) as to each person whom such stockholder proposes to nominate for election or reelection as a director of the Corporation, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors of the Corporation in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as a director of the Corporation if elected), and (d) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such stockholder and such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (ii) as to such stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is made and each proposed nominee, (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and the name and address of any other stockholders known by such stockholder to be supporting such nomination, (b)(1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and such nominee, (2) any Derivative Instrument directly or indirectly owned beneficially by such stockholder, such beneficial owner and such nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such stockholder, beneficial owner or nominee with respect to any shares of any security of the Corporation, (4) any pledge by such stockholder, beneficial owner or nominee of any security of the Corporation or any short interest of such stockholder, beneficial owner or nominee in any security of the Corporation, (5) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder, beneficial owner and nominee that are separated or separable from the underlying shares of capital stock of the Corporation, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, beneficial owner or nominee is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner or nominee is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (b)(1) through (b)(7) above, any of the foregoing held by members of such stockholder’s, beneficial owner’s or nominee’s immediate family sharing the same household (which information shall be supplemented by such stockholder, beneficial owner, if any, and nominee not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (c) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (d) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, and (e) any other information relating to such stockholder, beneficial owner, if any, and nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors of the Corporation in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Any such stockholder’s notice to the Secretary shall also include or be accompanied by, with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation and agreement required by the third paragraph of this Section 5(B)(2). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 5, or, in the case of a Stockholder Nominee (defined below), the time periods prescribed for delivery of a Notice of Proxy Access Nomination (defined below) under Section 5(E)) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(3)       For business, other than director nominations (which are governed by Section 5(B)(2) and Section 5(E)), to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of Section 5(B)(1), in addition to any other applicable requirements, the stockholder must have given timely notice thereof in writing to the Secretary.

Any stockholder’s advance notice to the Secretary pursuant to this Section 5(B)(3) shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, together with the text of the proposal or business (including the text of any resolutions proposed for consideration), (ii) as to such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, and the name and address of any other stockholders known by such stockholder to be supporting such business or proposal, (b)(1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (2) any Derivative Instrument directly or indirectly owned beneficially by such stockholder and by such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such stockholder or beneficial owner with respect to any shares of any security of the Corporation, (4) any pledge by such stockholder or beneficial owner of any security of the Corporation or any short interest of such stockholder or beneficial owner in any security of the Corporation, (5) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder and by such beneficial owner that are separated or separable from the underlying shares of capital stock of the Corporation, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (b)(1) through (b)(7) above, any of the foregoing held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (c) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) any material interest of such stockholder and beneficial owner, if any, in such business or proposal, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (v) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such business or proposal by such stockholder.

(4)       To be timely, a stockholder’s notice pursuant to the first paragraph of Section 5(B)(2) (other than a Notice of Proxy Access Nomination, which must be delivered or mailed to and received at the principal executive offices of the Corporation within the time periods provided in Section 5(E)) or the first paragraph of Section 5(B)(3) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if less than 100 days’ prior notice or public announcement of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public announcement was made. In no event shall the public announcement of an adjournment, postponement or deferral of an annual meeting commence a new time period for the giving of timely notice as described above. Notwithstanding anything in the first sentence of this paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no prior notice or public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice to nominate a director required by this Section 5 (other than a Notice of Proxy Access Nomination, which must be delivered or mailed to and received at the principal executive offices of the Corporation within the time periods provided in Section 5(E)) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public announcement was made.

(5)       A stockholder providing (a) notice of any director nomination proposed to be made at a meeting (including any Notice of Proxy Access Nomination) or (b) notice of business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). In addition, a stockholder providing a notice described in clause (a) or (b) of the immediately preceding sentence shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 5.

C.       Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting given by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) if but only if the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 5 and on the record date for determination of stockholders entitled to vote at such meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 5, including Section 5(B)(2) hereof. Clause (b) of the immediately preceding sentence shall be the exclusive means for a stockholder to make any nomination of a person or persons for election as a director of the Corporation at a special meeting of stockholders of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 5(B)(2) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the 90th day prior to such special meeting; provided, however, that if less than 100 days’ prior notice or public announcement of the scheduled meeting date and of the nominees proposed by the Board of Directors to be elected at such meeting is given or made, notice by such stockholder, to be timely, must be so delivered not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public announcement was made. In no event shall the public announcement of an adjournment, postponement or deferral of a special meeting commence a new time period for the giving of timely notice as described above. Nominations pursuant to Section 5(E) may not be made in connection with any special meeting of the stockholders.

D.       General.

(1)       Subject to such rights of holders of shares of one or more outstanding series of preferred stock of the Corporation to elect one or more directors of the Corporation under circumstances as shall be provided by or pursuant to the Certificate of Incorporation, only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or proposed nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 5 and, if any proposed nomination or business is not in compliance with this Section 5, to so declare, and such defective proposal or nomination shall be disregarded.

(2)       For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or posted on the Corporation’s website at www.cabotog.com.

(3)       For purposes of this Section 5, a “Derivative Instrument” shall include any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of capital stock of the Corporation or any derivative or synthetic arrangement having characteristics of a long position in any class or series of shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise.

(4)       For purposes of this Section 5, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security.

(5)       Notwithstanding the other provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights (a) of the holders of any series of preferred stock if and to the extent provided for under applicable law, the Certificate of Incorporation or these Bylaws or (b) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

E.       Proxy Access for Director Nominations

(1)       Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of the stockholders, subject to the provisions of this Section 5(E), the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information, of any person or persons, as applicable, nominated for election (the “Stockholder Nominee(s)”) to the Board of Directors by a stockholder or group of not more than 20 stockholders that satisfies the requirements of Section 5(E)(5) (the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 5(E) (the “Notice of Proxy Access Nomination”) to have its nominee or nominees, as applicable, included in the Corporation’s proxy materials pursuant to this Section 5(E). For purposes of this Section 5(E), the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary concerning the Stockholder Nominee(s) and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and, if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the candidacy of the Stockholder Nominee(s) (the “Statement”). Notwithstanding anything to the contrary contained in this Section 5(E), the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(2)       To be timely for purposes of this Section 5(E), the Notice of Proxy Access Nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date (as specified in the Corporation’s proxy materials for its immediately preceding annual meeting of stockholders) on which the Corporation first mailed its proxy materials for its immediately preceding annual meeting of stockholders. In no event will an adjournment or postponement of an annual meeting of stockholders or the announcement thereof commence a new time period for the giving of a Notice of Proxy Access Nomination as provided above.

(3)       The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 5(E) (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the largest whole number below 20%. In the event that one or more vacancies for any reason occurs on the board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the board in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 5(E) whom the Board of Directors decides to nominate as a nominee for director shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 5(E) has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 5(E) shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 5(E) exceeds the maximum number of nominees provided for in this Section 5(E). In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 5(E) exceeds the maximum number of nominees provided for in this Section 5(E), the highest ranking Stockholder Nominee who meets the requirements of this Section 5(E) from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 5(E) from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Section 5(E), if the Corporation receives notice pursuant to Section 5(B) that any stockholder intends to nominate for election at such meeting one or more persons, no Stockholder Nominees will be included in the Corporation’s proxy materials with respect to such meeting pursuant to this Section 5(E).

(4)       For purposes of this Section 5(E), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Section 5(E), a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on no more than five business days’ notice, or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 5(E), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the general rules and regulations under the Exchange Act.

(5)       In order to make a nomination pursuant to this Section 5(E), an Eligible Stockholder must have owned the Required Ownership Percentage of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period as of both the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary in accordance with this Section 5(E) and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 5(E), the “Required Ownership Percentage” is 3% or more, and the “Minimum Holding Period” is 3 years. Within the time period specified in this Section 5(E) for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (iii) the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination with respect to each Stockholder Nominee pursuant to Section 5(B); (iv) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (v) a representation that the Eligible Stockholder (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not currently have such intent, (b) currently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (d) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and (e) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vi) an undertaking that the Eligible Stockholder agrees to (a) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (b) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation; and (vii) in the case of a nomination by a group of stockholders that together comprises an Eligible Stockholder, each group member’s agreement designating one group member as the exclusive group member authorized to interact with the Company for purposes of this Section 5(E) on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(6)       Within the time period specified in this Section 5(E) for delivering the Notice of Proxy Access Nomination, each Stockholder Nominee must deliver to the Secretary the representations, agreements and other information required by Section 5(B).

(7)       In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect.

(8)       The Corporation shall not be required to include, pursuant to this Section 5(E), a Stockholder Nominee in its proxy materials for any meeting of stockholders (i) for which the Secretary receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 5(B), (ii) if the Eligible Stockholder that has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) if the Stockholder Nominee is or becomes a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, if elected, that has not been disclosed to the Corporation by the Stockholder Nominee pursuant to Section 5(E)(6), (iv) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors, (v) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, (vi) who is or has been, within the past fiscal year, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (viii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (ix) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, or (x) if the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 5(E).

(9)       Notwithstanding anything to the contrary set forth herein, the Board of Directors or the presiding officer of the annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 5(E), as determined by the Board of Directors or such presiding officer or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 5(E).

(10)       Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 5(E) for the next two annual meetings. For the avoidance of doubt, this Section 5(E) shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 5(B).

(11)       Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 5(E) that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require that each stockholder that is a member of such group to provide such written statements, representations, undertakings, agreements or other instruments and to meet such other conditions. In addition, a group of any two or more funds that are under common management and investment control shall be treated as one stockholder for purposes of forming a group to qualify as an Eligible Stockholder. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(12)       This Section 5(E) shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.

Section 6 Adjournments and Postponements of Stockholders’ Meetings.

Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting from time to time, and for any reason, to reconvene at the same or some other place, if any, and, except as required by applicable law, notice need not be given of any such reconvened meeting if the hour, place, if any, thereof and the means of remote communication, if any, by which stockholders and holders of proxies for stockholders may be deemed present in person and vote at that reconvened meeting are announced at the meeting at which the adjournment or recess is taken. At the reconvened meeting the Corporation may transact any business it might have transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment the Board of Directors fixes a new record date for the meeting to be reconvened, the Corporation will give, in accordance with Section 5(A), notice of the reconvened meeting to each stockholder of record and entitled to vote at the reconvened meeting.

The Board of Directors may, at any time prior to the holding of a meeting of stockholders, annual or special, and for any reason, cancel, postpone or reschedule such meeting by public announcement made prior to the time previously scheduled for such meeting of stockholders. The meeting may be postponed or rescheduled to such time and place, if any, as is specified in the notice of postponement or rescheduling of such meeting, which notice shall be given in accordance with Section 5(A), as applicable, at least 10 days before the date to which the meeting is postponed or rescheduled.

Section 7 Quorum and Action of Stockholders.

At any meeting of the stockholders, a quorum for the election of any director or for the consideration of any question shall consist of a majority in interest of all capital stock issued and outstanding and entitled to vote for the election of such director or upon such question, respectively, except in any case where a larger quorum is required by applicable law, by the Certificate of Incorporation or by these Bylaws. Stock owned by the Corporation, if any, shall not be deemed outstanding for this purpose. In any case, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Each director shall be elected by the affirmative vote of the holders of the majority of the votes cast at a meeting for the election of directors at which a quorum is present; provided, however, that the directors shall be elected by a plurality of the voting power of the capital stock of the Corporation present at any meeting for which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the tenth day preceding the date the Corporation first mails or delivers its notice of meeting for such meeting to stockholders. For purposes of this paragraph, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” such director’s election. Votes cast shall exclude abstentions with respect to that director’s election.

The Board of Directors shall have the power to establish procedures with respect to the resignation of continuing directors who are not reelected as provided above.

When a quorum for the consideration of a question is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation which is present at the meeting and entitled to vote on such question shall decide the question, except in any case where a larger vote is required by applicable law, by the Certificate of Incorporation or by these Bylaws.

Section 8 Proxies and Voting.

Except as otherwise may be provided in the Certificate of Incorporation and subject to the provisions of Section 33, each stockholder at every meeting of the stockholders shall be entitled to one vote in person or by proxy for each share of the capital stock held by such stockholder, but no proxy shall be voted after six months from its date, unless the proxy provides for a longer period; and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, as provided in Section 33, no share of capital stock shall be voted at any election for directors which has been transferred on the books of the Corporation within the twenty days preceding such election of directors. Shares of the capital stock of the Corporation belonging to the Corporation shall not be voted upon directly or indirectly.

Persons holding capital stock in a fiduciary capacity shall be entitled to vote the shares so held, or to give any consent permitted by applicable law, and persons whose capital stock is pledged shall be entitled to vote, or to give any consent permitted by applicable law, unless in the transfer by the pledgor on the books of the Corporation he or she shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his or her proxy may represent said capital stock and vote thereon or give any such consent.

The Secretary shall prepare or cause to be prepared, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours, at the place where such election meeting is to be held, or such other place as may be specified in the notice of the meeting, within the city, town or village where the election meeting is to be held, for said ten days, and shall be produced and kept at the time and place of the election meeting for the duration of the election meeting, and be subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall conclusively list and identify the stockholders entitled to examine such list or to vote in person or by proxy at such election.

Section 9 Conduct of Stockholders’ Meetings.

At every meeting of stockholders, the Chairman, or, if a chairman has not been appointed or is absent, the Chief Executive Officer, or if no Chief Executive Officer is then serving or is absent, the President, or, if no President is then serving or is absent, any vice president of the Corporation (a “Vice President”), or, if no Vice President is then serving or all are absent, a chairman of the meeting chosen by a majority of the voting power of the capital stock of the Corporation which is present at the meeting and entitled to vote, shall act as chairman of the meeting. The Chairman may appoint the Chief Executive Officer as chairman of the meeting. The Secretary, or, in his or her absence, an Assistant Secretary or other officer or other person directed to do so by the chairman of the meeting, shall act as secretary of the meeting.

To the extent not in conflict with the provisions of applicable law relating thereto, the Certificate of Incorporation or these Bylaws, the Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it deems appropriate, including such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and holders of proxies for stockholders not physically present at a meeting. Except to the extent inconsistent with those rules and regulations, if any, the chairman of any meeting of stockholders will have the right and authority to adjourn the meeting and prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of that chairman, are appropriate for the proper conduct of that meeting. Those rules, regulations or procedures, by whomever so adopted, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies or such other persons or entities as the chairman of the meeting may determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot; and (vi) restrictions on the use of audio or video recording devices at the meeting. Except to the extent the Board of Directors or the chairman of any meeting otherwise prescribes, no rules or parliamentary procedure will govern any meeting of stockholders.

Section 10 Action by Written Consent.

A.       In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

B.       Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the record date established in accordance with Section 10(A), a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in Section 10(A).

C.       In the event of the delivery, in the manner provided by this Section 10, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting a prompt ministerial review by the independent inspectors, no action by written consent without a meeting shall be effective until the earlier of (i) five business days following delivery to the corporation of consents signed by the holders of the requisite minimum number of votes that would be necessary to take such action, which delivery shall be accompanied by a certification by the stockholder of record (or his or her designee) who delivered, in accordance with Section 5(A), the written notice to the Secretary requesting the Board of Directors to fix a record date or (ii) such date as the independent inspectors certify to the Corporation that the consents delivered to the corporation in accordance with this Section 10 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether during or after such five business day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

Section 11 Board of Directors.

The number of directors which constitute the whole Board of Directors shall be neither less than three nor more than 15. Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided elsewhere in these Bylaws, and each director elected shall hold office until a successor is elected and qualified, or until he or she sooner dies, resigns or is removed or replaced. Directors need not be stockholders. Newly-created directorships resulting from any increase in the authorized number of directors voted by the Board of Directors between annual meetings may be filled, at the discretion of the board, by an election at a meeting of stockholders held for that purpose, or by an election at a meeting of the Board of Directors, by vote of a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office until the next annual meeting of the stockholders. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

At each annual meeting of stockholders, all directors shall be elected to hold office for a term expiring at the next succeeding annual meeting of stockholders and until their successors have been elected and shall qualify.

Section 12 Powers of the Board of Directors. The Board of Directors shall have and may exercise all the powers of the Corporation, except such as are conferred exclusively upon the stockholders by applicable law, by the Certificate of Incorporation or by these Bylaws.

Section 13 Executive Committee.

The Board of Directors, by a resolution adopted by a majority of the whole board, may from its own number elect an executive committee of the Board of Directors, to consist of not less than two members, and may from time to time designate or alter, within the limits permitted by this Section 13, the duties and powers of such committee, or change its membership. The Chairman and the Chief Executive Officer shall each be an ex officio member of the executive committee.

Such executive committee shall be vested with power to take any action which the board itself could take, except as hereinafter provided, with respect to the conduct and management of the business of the Corporation, including declaring dividends, designating and altering the duties, powers and compensation of the officers and agents of the Corporation, electing or appointing the officers and agents other than the Chairman, Chief Executive Officer, President, treasurer of the Corporation (the “Treasurer”) and Secretary, filling vacancies other than those vacancies occurring within the Board of Directors and executive committee, and authorizing or ratifying all purchases, sales, contracts, offers, conveyances, transfers, negotiable instruments, powers of attorney, bonds, and other transactions and instruments of every kind, as well as authorizing the seal of the Corporation to be affixed to all papers which may require it.

If an executive committee is elected, each member of such executive committee shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed, is replaced by change of membership or becomes disqualified by ceasing to be a director.

One-half of the members of the executive committee then in office, but in no case less than two members, shall constitute a quorum for the transaction of business, but any meeting may be adjourned from time to time by affirmative vote of a majority of the votes cast upon the question, whether or not a quorum is present, and upon such majority consent to adjourn, the meeting may be adjourned without further notice. All minutes of proceedings of the executive committee shall be kept by the Secretary or an Assistant Secretary and shall be available to the Board of Directors upon its verbal or written request. The executive committee may make rules not inconsistent herewith for the holding and conducting of its meetings, but unless otherwise provided in such rules, its meetings shall be held and conducted in the same manner, as nearly as may be, as is provided in these Bylaws for meetings of the Board of Directors. The Board of Directors shall have power and authority to rescind any vote or resolution of the executive committee, but no such rescission shall have retroactive effect.

Section 14 Committees. The Board of Directors may at any time and from time to time, by resolution adopted by a majority of the whole Board of Directors, appoint, designate, change the membership of or terminate the existence of one or more committees, each committee to consist of two or more of the directors of the Corporation. Each such committee shall have such name as may be determined from time to time by resolution adopted by the Board of Directors and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it, as may be determined from time to time by resolution adopted by a majority of the whole board. One-half of the members of each such committee then in office, but in no case less than two members, shall constitute a quorum for the transaction of business, but any meeting may be adjourned from time to time by affirmative vote of a majority of the votes cast upon the question, whether or not a quorum is present, and upon such majority consent to adjourn, the meeting may be adjourned without further notice. All minutes of proceedings of committees shall be kept by the Secretary or an Assistant Secretary and shall be available to the Board of Directors upon its verbal or written request.

Section 15 Meetings of the Board of Directors.

Regular meetings of the Board of Directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the board may from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders.

Special meetings of the Board of Directors may be held at any time and at any place either within or without the State of Delaware when called by the Chairman, the Chief Executive Officer, the President, the chief financial officer of the Corporation (the “Chief Financial Officer”) or two or more directors, reasonable notice thereof being given to each director by the Secretary or an Assistant Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary or an Assistant Secretary, by the officer or directors calling the meeting, or without call or formal notice if each director then in office is either present at the special meeting or waives notice before or after such meeting. A waiver of notice in writing, signed by a director entitled to such notice shall be deemed to satisfy such notice requirement whether such written waiver of notice were signed before or after the time of the meeting. In any case it shall be deemed sufficient notice to a director to send notice addressed to him or her at his or her usual or last known business or residence address by postage paid mail at least forty-eight hours before the meeting, or by telegram, telex or facsimile transmission at least twenty-four hours before the meeting, or to give notice to him or her in person at least twenty-four hours before the meeting either by telephone, or by handing him or her a written notice.

Section 16 Quorum and Action of Directors. At any meeting of the Board of Directors, except in any case where a larger quorum or the vote of a larger number of directors is required by applicable law, by the Certificate of Incorporation or by these Bylaws, a quorum for any election or for the consideration of any question shall consist of one-half of the directors then in office, but in no case less than two directors, but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and upon such majority consent to adjournment, the meeting may be adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the directors present and voting shall be requisite and sufficient to elect any officer, and a majority of the directors present and voting shall decide any questions brought before such meeting, except in any case where a larger vote is required by applicable law, by the Certificate of Incorporation or by these Bylaws.

Section 17 Restrictions on Stock Transfer. The Board of Directors by resolution or resolutions may from time to time, in connection with any employee stock option or purchase plan, fix limitations and restrictions on the transfer of any or all of the authorized but unissued shares or treasury shares of the Corporation made available for such stock option or purchase plan, such restrictions to take effect upon the issue, sale or transfer of such shares. If such shares are represented by a certificate or certificates, no such limitation or restriction shall be valid unless notice thereof is given on the certificate or certificates representing such shares.

Section 18 Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for attending committee meetings.

Section 19 Officers and Agents.

The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the board shall deem necessary or appropriate. The Board of Directors, in its discretion, may choose a Chief Financial Officer, one or more executive vice presidents of the Corporation (each, an “Executive Vice President”), senior vice presidents of the Corporation (each, a “Senior Vice President”), Assistant Secretaries and assistant treasurers of the Corporation (each, an “Assistant Treasurer”). Two or more offices may be held by the same person, except that when one person holds the offices of both President and Secretary such person shall not hold any other office.

The Board of Directors at its first meeting after each annual meeting of stockholders shall choose the corporate officers, of whom only the Chairman, the Chief Executive Officer and the President must be board members. At any time as it shall deem necessary, the Board of Directors may choose any other officers and agents, who shall hold their offices for such terms, and shall exercise such powers, and perform such duties, as the board shall determine from time to time.

Any vacancies occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 20 Chairman of the Board of Directors; Chief Executive Officer.

The Chairman, who may be the Chief Executive Officer, shall perform all duties commonly incident to his or her office and shall perform such other duties as the Board of Directors shall from time to time designate. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors at which he or she is present, except as otherwise voted by the Board of Directors.

The Chief Executive Officer, in addition to his or her other duties, shall have general and active management authority of corporate business and shall ensure that all orders and resolutions of the Board of Directors are carried into effect.

Section 21 President.

The President, who may be the Chief Executive Officer or the chief operating officer of the Corporation (the “Chief Operating Officer”), shall have such duties and powers as shall be designated from time to time by the Chairman or the Board of Directors. The President shall have all the powers and shall discharge all the duties, other than those as a director, of the Chairman or the Chief Executive Officer during his or her absence or his or her inability or incapacity to act. The President shall preside at all meetings of the stockholders and the Board of Directors, except when the Chairman or the Chief Executive Officer is present at such meetings.

The Chief Operating Officer shall have general responsibility for the daily operations of the Corporation and shall have such duties and powers as shall be designated from time to time by the Chairman, the Chief Executive Officer or the Board of Directors.

Section 22 Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Any Executive Vice President, any Senior Vice President or, if they are not available, any available Vice President, shall have all the powers and shall discharge all the duties of the President during his or her absence or his or her inability or incapacity to act, and each such Vice President shall further have such powers and discharge such duties as are imposed upon them by these Bylaws or may be from time to time conferred or imposed upon them by the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer or the Board of Directors. Any Executive Vice President or senior Vice President may be the Chief Operating Officer.

Section 23 Chief Financial Officer. The Chief Financial Officer, if such officer is appointed, or if not, the Treasurer, shall be responsible for developing, recommending and implementing financial policies of the Corporation and shall have general responsibility for protecting the Corporation’s financial position. He or she shall keep and maintain or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses capital, retained earnings and shares. He or she shall represent the Corporation in its transactions with banks and other financial institutions.

Section 24 Secretary and Assistant Secretaries.

The Secretary or an Assistant Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and its committees, and shall record all the proceedings of the meetings of the stockholders and of the Board of Directors and its committees in a book or books to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Chairman, the Chief Executive Officer, the President or by the Board of Directors, under whose supervision the Secretary shall work. The Secretary shall keep in safe custody the seal of the Corporation and when authorized by the Chairman, the Chief Executive Officer, the President, the Board of Directors, or these Bylaws, affix the same to any instrument requiring it and, when so affixed, the Secretary or an Assistant Secretary shall attest the seal by signing his or her name to the sealed document. The Secretary shall be responsible for the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under the direction of the Secretary).

The Assistant Secretary, or if there are more than one, the Assistant Secretaries, in the order determined by the Secretary, shall in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Chairman, the Chief Executive Officer, the President, the Board of Directors and the Secretary may from time to time prescribe.

Section 25 Treasurer and Assistant Treasurers.

The Treasurer shall have custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall invest surplus funds in such investments as he or she shall deem appropriate in consultation with the Chief Financial Officer and pursuant to this authority may buy and sell securities on behalf of the Corporation from time to time. He or she shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by the Board of Directors, the Chairman, the Chief Executive Officer or such other officer as the Chairman or the Chief Executive Officer may from time to time designate, taking proper vouchers for such disbursements. The Treasurer shall work under the supervision of the Chief Financial Officer, if the Board of Directors has appointed such an officer.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of his or her office and for the restoration to the Corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation. The Assistant Treasurer, if any, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chairman, the Chief Executive Officer, the President, the Board of Directors and the Treasurer may from time to time prescribe and shall be responsible to and shall report to the Treasurer.

Section 26 General Counsel and Assistant General Counsels.

The general counsel of the Corporation (the “General Counsel”), if the Board of Directors appoints such an officer, shall be the chief counseling officer of the Corporation in all legal matters, and, subject to the control by the Board of Directors, he or she shall have charge of all matters of legal import to the Corporation. His or her relationship to the Corporation shall in all respects be that of an attorney to a client. The General Counsel shall have charge of all litigation of the Corporation and keep himself or herself advised of the progress of all legal proceedings and claims by and against the Corporation, or in which the Corporation is interested by reason of its ownership and control of other Corporations. The General Counsel shall maintain records of all lawsuits and actions of every nature in which the Corporation may be a party, or in which it is interested, with sufficient data to show the nature of the case and the proceedings therein, and such records and the papers relating thereto shall be open at all times to the inspection of the directors and the executive officers of the Corporation.

The General Counsel shall give to the Board of Directors and to any officer of the Corporation, whenever requested to do so, his or her opinion upon any question affecting the interests of the Corporation and when requested by the Chairman, the Chief Executive Officer, the President, a Vice President, or by the Board of Directors or the executive committee, give his or her opinion upon any subject that may be referred to him or her.

The General Counsel may, in his or her discretion, on behalf of the Corporation, retain such independent attorneys, or law firms, in any and all parts of the world, as he or she may deem necessary to assist him or her in the performance of his or her duties and to protect and further the interests of the Corporation.

The General Counsel shall have power and authority to execute in the name of the Corporation any and all bonds or stipulations for costs or other purposes connected with legal proceedings in any of the courts of justice, for the protection or enforcement of the rights and interests of this Corporation; and, by instrument in writing, he or she may delegate to any such authority appropriate power and authority to execute such bonds or stipulations.

The assistant general counsel of the Corporation (each, an “Assistant General Counsel”), or, if there are more than one, the Assistant General Counsels, shall, in the order determined by the General Counsel, in the absence or disability of the General Counsel, perform his or her duties and exercise his or her powers and shall perform such other duties and have such other powers as the Chairman, the Chief Executive Officer, the President, the Board of Directors and the General Counsel may from time to time prescribe.

Section 27 Controller.

The controller of the Corporation (the “Controller”), if the Board of Directors elects such an officer, shall be the chief accounting officer of the Corporation, shall keep its books of account and accounting records, and shall be in charge of the Corporation’s accounting policies and procedures. The Controller shall work under the supervision of the Chief Financial Officer. The Controller shall, with the approval of the Board of Directors, arrange for annual audits by independent public accountants.

If required by the Board of Directors, the Controller shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of his or her office and for the restoration to the Corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

The assistant controller of the Corporation, if any, shall in the absence or disability of the Controller perform the duties and exercise the powers of the Controller, and shall perform such other duties and have such other powers as the Chairman, the Chief Executive Officer, the President, the Board of Directors and the Controller may from time to time prescribe, and shall be responsible to and shall report to the Controller.

Section 28 Resignations and Removals.

Any director or officer may resign at any time by delivering his or her resignation in writing to the Chairman, the Chief Executive Officer, the President or the Secretary, or to a meeting of the Board of Directors. Such resignation shall take effect at the time stated in the resignation, or if no time be so stated therein, immediately upon its delivery, and without the necessity of its being accepted unless the resignation shall so state.

The stockholders may remove any director from office, by vote of a majority in interest of the capital stock issued and outstanding and entitled to vote for such removal, at any meeting called for that purpose. The Board of Directors may at any time, by vote of a majority of the directors then in office, remove from office the Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, the General Counsel or the Controller at a special meeting called for that purpose. Any other officer, agent or employee may be removed from office, agency or employment by (i) vote of the Board of Directors at any meeting thereof, or (ii) in the case of any officer, agent or employee not elected to his or her position by the Board of Directors, by any committee or officer upon whom such power may be conferred by the Board of Directors.

No director or officer resigning, and (except where a right to receive compensation for a definite future period shall be expressly provided in a written agreement with the Corporation duly approved by the Board of Directors) no director or officer being removed shall have any right to any compensation as such director or officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise.

Section 29 Vacancies. If the office of any director becomes vacant, by reason of death, resignation or removal, a successor may be elected by the Board of Directors by vote of a majority of the remaining directors then in office whether or not the remaining directors constitute a quorum. If the office of any officer becomes vacant, by reason of death, resignation, removal or disqualification, a successor may be elected or appointed by the Board of Directors by vote of a majority of the directors present and voting. Each such successor shall hold office for the unexpired terms, and until his or her successor shall be elected or appointed and qualified, or until he or she sooner dies, resigns, is removed or replaced or becomes disqualified. The Board of Directors shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in its number as fixed by the Board of Directors, subject to any requirements of applicable law or of these Bylaws as to the number of directors required for a quorum or for any vote, resolution or other action.

Section 30 Waiver of Notice. Whenever any notice is required to be given by applicable law or under the provisions of the Certificate of Incorporation or of these Bylaws, a written waiver of notice, signed by the person or persons entitled to such notice shall be deemed to satisfy such notice requirement, whether such waiver was signed and delivered before or after the meeting or other event for which notice is waived.

Section 31 Certificates of Stock. Shares of capital stock of the Corporation may be certificated or uncertificated, as permitted by applicable law. Every holder of capital stock in the Corporation shall be entitled, upon written request, to have a certificate, signed in the name of the Corporation, by the Chairman, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her in the Corporation; provided, however, that where any such certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation, and any such issue and delivery shall be regarded as an adoption by the Corporation of such certificate or certificates. Any certificates of capital stock that may be used shall be in such form as shall, in conformity to applicable law, be prescribed from time to time by the Board of Directors or an officer of the Corporation.

Section 32 Transfer of Shares of Stock. Subject to applicable restrictions upon transfer, if any, (1) title to a certificate of capital stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power of attorney to sell, assign or transfer the same or the shares represented thereby, properly executed by the holder thereof, and (2) title to uncertificated shares of capital stock shall be transferred only upon instructions properly executed by the holder thereof. The person registered on the books of the Corporation as the owner of shares shall have the exclusive right to receive dividends thereon and, except as provided in Section 8 with respect to capital stock which has been pledged, to vote thereon as such owner or to give any consent permitted by applicable law, and shall be held liable for such calls and assessments, if any, as may lawfully be made thereon, and except only as may be required by applicable law, may in all respects be treated by the Corporation as the exclusive owner thereof. It shall be the duty of each stockholder to notify the Corporation of his or her post office or mailing address and to furnish to the Corporation such other information as the Corporation may by applicable law be required to obtain.

Section 33 Transfer Books: Record Date. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or any other of the above-mentioned events, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any capital stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 34 Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof upon such terms in conformity with applicable law as the Board of Directors may prescribe; provided, however, that if such shares are no longer certificated, a new certificate shall be issued only upon a written request as contemplated by Section 31.

Section 35 Seal. The corporate seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Delaware”, together with the name of the Corporation and the year of its organization, cut or engraved thereon. The corporate seal of the Corporation may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 36 Execution of Papers. Unless the Board of Directors generally or in particular cases authorizes the execution thereof in some other manner, all deeds, leases, transfers, sales of securities, contracts, proxies, bonds, notes, checks, drafts and other obligations, agreements and undertakings made, accepted or endorsed by the Corporation, shall be signed by the Chairman, the Chief Executive Officer, the President or by one of the Vice Presidents, and, if such papers require a seal, the seal of the Corporation shall be affixed thereto and attested by the Secretary or an Assistant Secretary.

Section 37 Fiscal Year. Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall commence on the first day of January of each year.

Section 38 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside, out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 39 Respecting Certain Contracts. The directors of the Corporation are likely to be connected with other corporations, partnerships, associations or firms with which from time to time this Corporation may have business dealings. No contract or other transaction between the Corporation and any other corporation, partnership, association or firm and no act of the Corporation shall be affected by the fact that directors of this Corporation are pecuniarily or otherwise interested in, or are directors, members or officers of such other corporation, partnership, association or firm. Any director individually, or any firm of which such director may be a member, may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation, provided that the fact that he or she or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof that approves such contract or transaction. Every contract, act or transaction which at any annual meeting of the stockholders, or at any meeting of the stockholders called for that purpose, among others, of considering such contract, act or transaction, shall be authorized, approved or ratified by vote of the holders of a majority of the shares in the capital stock of the Corporation present in person or represented by proxy at such meeting (provided that a quorum of stockholders be there present or represented by proxy) shall be as valid and binding upon the Corporation and upon all its stockholders as though such a contract, act or transaction had been expressly authorized, approved and ratified by every stockholder of the Corporation.

Section 40 Indemnification of Directors, Officers and Employees. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise or is or was serving as a fiduciary of any employee benefit plan, fund or program sponsored by the Corporation or such other company, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the DGCL as amended from time to time. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the DGCL. Such determination shall be made (1) by the Board of Directors by vote of a majority of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs by independent legal counsel in a written opinion, or (3) by the stockholders. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 41 Amendments. These Bylaws may be altered, amended or repealed by (i) the affirmative vote of the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation or (ii) the affirmative vote of the majority of the directors then holding office at any annual, regular or special stockholders or directors meeting, called for that purpose, the notice of which shall specify the subject matter of the proposed alteration, amendment or repeal and the articles to be affected thereby. Any bylaw, whether made, altered, amended or repealed by the stockholders or directors, may be repealed, amended, further amended or reinstated, as the case may be, by either the stockholders or the directors as aforesaid.

Section 42 Exclusive Forum for Adjudication of Disputes.

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or these Bylaws or the Certificate of Incorporation of the Corporation (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine or asserting an “internal corporate claim” (as that term is defined in Section 115 of the DGCL) (any action, proceeding or claim described in clauses (i) through (iv) being referred to as a “Covered Action”) shall, to the fullest extent permitted by applicable law, be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the U.S. Federal District Court for the District of Delaware).

If any Covered Action is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall, to the fullest extent permitted by applicable law, be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 42 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Unless the Corporation consents in writing to the selection of an alternative forum, the Federal District Courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 42.